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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE AES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                THE AES CORPORATION
                4300 WILSON BOULEVARD
                ARLINGTON, VA 22203

                    March 30, 2005

Dear Fellow Stockholders:

On behalf of the Board of Directors, may I please invite you to attend the 2005 Annual Meeting of Stockholders of The AES Corporation ("AES"). The Annual Meeting will be held on Thursday, April 28, 2005, at 9:30 a.m. at the new AES corporate headquarters located at 4300 Wilson Boulevard, Arlington, Virginia.

The attached Proxy Statement provides information regarding the matters to be voted on at the Annual Meeting. The 2004 Annual Report to stockholders is also enclosed.

Should you choose to attend the Annual Meeting in person, you would have the opportunity to address questions regarding the Company directly to the Board, senior management, and the Company's independent auditors.

Whether you are able to attend the Annual Meeting or not, we would strongly encourage you to vote your shares. You can vote by marking, signing and returning the enclosed Proxy. Alternatively, stockholders may vote by telephone or via the Internet. To ensure that your shares will be represented and voted at the Annual Meeting, I respectfully urge that you vote your Proxy as soon as possible — and thank you for your continued interest in AES.

Sincerely,

Richard Darman Chairman of the Board

The AES Corporation
4300 Wilson Boulevard
Arlington, Virginia 22203

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS OF THE AES CORPORATION
TO BE HELD ON THURSDAY, APRIL 28, 2005

March 30, 2005

TO THE HOLDERS OF COMMON STOCK OF THE AES CORPORATION:

The 2005 Annual Meeting of Stockholders of The AES Corporation will be held on Thursday, April 28, 2005, at 9:30 a.m. on the 10th floor of the Company's corporate offices located at 4300 Wilson Boulevard, Arlington, Virginia. Doors to the Annual Meeting will open at 8:30 a.m.

The Annual Meeting will be conducted to address the following matters:

  1.
  To elect 11 members to the Board of Directors;

  2.
  To consider and vote on a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year 2005; and

  3.
  To transact such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on March 3, 2005 are entitled to notice of and to vote at the Annual Meeting.

Brian A. Miller Vice President, Deputy General Counsel and Secretary

EACH STOCKHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A PREPAID ENVELOPE IS ENCLOSED FOR RETURNING PROXY CARDS. ALTERNATIVELY, STOCKHOLDERS MAY VOTE BY TELEPHONE OR VIA THE INTERNET (SEE DIRECTIONS ON THE ENCLOSED PROXY CARD). ANY STOCKHOLDER SUBMITTING A PROXY CARD HAS THE POWER TO REVOKE THE VOTE SET FORTH IN SUCH PROXY CARD AT ANY TIME PRIOR TO THE SUBMISSION OF VOTES AT THE ANNUAL MEETING. STOCKHOLDERS WHO ARE PRESENT AT THE ANNUAL MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON.

CHAIRMAN'S LETTER OF INVITATION
NOTICE OF ANNUAL MEETING

PROXY STATEMENT
QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING
STOCKHOLDER PROPOSAL 1: ELECTION OF DIRECTORS
Richard Darman
Paul T. Hanrahan
Kristina Johnson
John A. Koskinen
Philip Lader
John H. McArthur
Sandra O. Moose
Philip A. Odeen
Charles O. Rossotti
Sven Sandstrom
Roger W. Sant
THE COMMITTEES OF THE BOARD OF DIRECTORS
COMPENSATION OF DIRECTORS
STOCKHOLDER PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF AUDITORS
REPORT OF THE FINANCIAL AUDIT COMMITTEE
INFORMATION REGARDING THE INDEPENDENT PUBLIC AUDITOR'S FEES, SERVICES AND INDEPENDENCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
Compensation Philosophy
Long-term Compensation
Restoration Retirement Plan
Chief Executive Officer Compensation
COMPENSATION OF EXECUTIVE OFFICERS FOR 2004
Summary Compensation Table
Option Grants in 2004
Restricted Stock Unit Awards in 2004
Aggregated Option Exercises during 2004 and Year-end Option Value
Performance Unit Awards in 2004
EMPLOYMENT, SEPARATION, AND CHANGE IN CONTROL AGREEMENTS
THE AES CORPORATION STOCK PRICE PERFORMANCE CHART
GOVERNANCE MATTERS
DIRECTIONS TO ANNUAL MEETING

PROXY STATEMENT

March 30, 2005

The accompanying proxy is solicited by the Board of Directors (the "Board") of The AES Corporation (the "Company" or "AES"). The proxy is solicited for use at the 2005 Annual Meeting of Stockholders of the Company.

The Annual Meeting will commence at 9:30 a.m. on Thursday, April 28, 2005. The Annual Meeting will be held on the 10th floor of the Company's corporate offices located at 4300 Wilson Boulevard, Arlington, Virginia. Any adjournment of the Annual Meeting will be held at the same address. Directions to the Annual Meeting are located on page 33 of this Proxy Statement.

This Proxy Statement provides information regarding the matters to be voted on at the Annual Meeting as well as other information that may be useful to you. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 also is enclosed with this Proxy Statement.

This Proxy Statement and accompanying Proxy Card are first being sent to stockholders on or about April 4, 2005.

QUESTIONS AND ANSWERS REGARDING THE PROXY
STATEMENT AND ANNUAL MEETING

WHAT IS THE RECORD DATE?

The record date of the Company's 2005 Annual Meeting is March 3, 2005. The record date is established by the Board as required by Delaware law. Owners of record of the Company's Common Stock at the close of business on the record date are entitled to receive notice of the Annual Meeting. Such owners of record are also entitled to vote at the Annual Meeting and any adjournments of the Annual Meeting. Each share of Common Stock is entitled to one vote.

HOW DOES A STOCKHOLDER SUBMIT A VOTE ON A PROPOSAL?

A stockholder may vote by marking, signing, dating and returning the enclosed Proxy Card in the enclosed prepaid envelope. Alternatively, a stockholder may vote by telephone, via the Internet, or in person by attending the Annual Meeting. A stockholder must be registered on the books of the Company's transfer agent in order to vote in person at the Annual Meeting. Instructions on how to vote by phone or via the Internet are set forth on the enclosed Proxy Card. If a stockholder owns shares through a broker or other intermediary, voting instructions are set forth on the enclosed voting instruction card.

If a proxy is properly executed, the shares it represents will be voted at the Annual Meeting in accordance with the instructions noted on the proxy. If no instructions are specified with respect to the matters to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendations of the Board. The recommendations of the Board regarding the matters to be acted upon at the Annual Meeting are set forth in this Proxy Statement. Proxies marked as abstentions, or to withhold a vote from a Nominee as in the case of Proposal I for election of Directors, will have the effect of a negative vote.

MAY A STOCKHOLDER CHANGE A VOTE?

Stockholders are entitled to revoke their proxies at any time before their shares are voted at the Annual Meeting. To revoke a proxy, a stockholder must file a written notice of revocation with the Company, or deliver a duly executed proxy bearing a later date than the original submitted proxy, or attend the Annual Meeting and vote in person.

HOW MANY SHARES OF STOCK WERE OUTSTANDING ON THE RECORD DATE?

At the close of business on March 3, 2005, there were 652,132,764 shares of AES Common Stock outstanding.

WHAT IS A BROKER NON-VOTE?

A beneficial owner is entitled to have a nominee, such as a broker, who holds shares for or on behalf of the beneficial owner. A broker non-vote occurs when a nominee has not received voting instructions from the beneficial owner with respect to a particular matter and the nominee does not possess or choose to exercise his/her discretionary authority to vote the shares for the particular matter. A broker non-vote will be considered as present at the Annual Meeting. A broker non-vote will not be counted as a vote for or against a Proposal.

WHAT CONSTITUTES A QUORUM?

Under the Company By-Laws, a quorum is a majority of the outstanding shares of AES Common Stock entitled to vote. The number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is determined as of the record date. Abstentions and broker non-votes are counted in determining whether a quorum is present for the Annual Meeting. A copy of the By-Laws is available on the Company website (www.aes.com).

ARE VOTING RECORDS CONFIDENTIAL?

The Company requires that vote tabulators and the inspector of the election execute agreements to maintain the confidentiality of voting records. Voting records will remain confidential except as necessary to meet legal requirements and in other limited circumstances such as proxy contests.

HOW DOES THE COMPANY SOLICIT PROXIES?

Proxies will be solicited by mail, telephone, or other means of communication. The cost of the solicitation of proxies will be borne by the Company. The Company has retained EquiServe and Corporate Investor Communications, Inc., to assist in the solicitation of proxies from stockholders and the Company pays a fee estimated at $6,000, plus expenses, for such services. In addition, solicitation may be made by Directors, officers, and other employees of the Company. The Company reimburses brokerage firms, custodians, nominees, and fiduciaries in accordance with the rules of the National Association of Securities Dealers, Inc., for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares of the Company's Common Stock.

STOCKHOLDER PROPOSAL 1: ELECTION OF DIRECTORS

The Board submits the names of the 11 persons ("Nominees") identified and discussed in the paragraphs below for election to the Board of Directors of the Company.

In 2004, the Board met eight times, including three telephonic meetings. In accordance with the Company's Corporate Governance Guidelines, non-management Directors meet after each in-person meeting of the Board. Non-management Directors met five times in 2004 with Mr. Darman presiding as Lead Independent Director. All Directors attended at least 75% of all meetings of the Board and Committees on which they serve. Board members are expected to attend all meetings of the Board, including the Annual Meeting and meetings of the Board committees on which they serve. All of the 2003 incumbent members of the Board attended the 2004 Annual Meeting.

Only one of the Nominees, Paul T. Hanrahan, is also an employee of the Company. The Board has determined that each of the Nominees standing for election, except Paul T. Hanrahan, the President and Chief Executive Officer of the Company, and Roger W. Sant, a co-founder of the Company, meet the standards of independence established by the New York Stock Exchange ("NYSE") and the Sarbanes-Oxley Act.

A Nominee will be elected to serve as a Director if a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting, at which a quorum is present, are voted in favor of the Nominee. Directors are elected to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

Richard Darman has been a Director of AES since July 2002. He served as Vice Chairman from December 2002 until May 2003, and was elected Chairman of the Board on May 1, 2003. In addition to his service as Chairman, Mr. Darman serves as Lead Independent Director of the Board. He is a Partner and Managing Director of The Carlyle Group ("Carlyle"), one of the world's largest private equity firms. He joined Carlyle in February 1993, after serving in the cabinet of the first Bush administration as Director of the U.S. Office of Management and Budget (from 1989 to 1993). Prior to joining the Bush cabinet, he was a Managing Director of Shearson Lehman Brothers, Deputy Secretary of the U.S. Treasury, and Assistant to the President of the United States. He graduated with honors from Harvard College in 1964 and from the Harvard Graduate School of Business Administration in 1967. He is a Trustee of the publicly traded IXIS Funds and Loomis-Sayles Funds, and is Vice Chairman of the Board of the Smithsonian National Museum of American History. Mr. Darman chairs the Special Committee of the Board and serves as an ex-officio member of each committee of the Board. The Board has determined that Mr. Darman meets the standards of "independence" established by the NYSE and the Sarbanes-Oxley Act.

Paul T. Hanrahan has been a Director of AES since June 2002. At that time he was also appointed President and Chief Executive Officer. Prior to assuming his current position, Mr. Hanrahan was the Chief Operating Officer and Executive Vice President of AES where he was responsible for business development activities and the operation of multiple electric utilities and generation facilities in Europe, Asia and Latin America. In addition, Mr. Hanrahan was previously the President and CEO of AES China Generating Co. Ltd., a public company formerly listed on NASDAQ. He also managed other AES businesses in the U.S, Europe and Asia. Prior to joining AES, Mr. Hanrahan served as a line officer on a fast attack nuclear submarine, USS Parche (SSN-683). He is a graduate of Harvard School of Business and the U.S. Naval Academy.

Kristina M. Johnson has been a Director of AES since April 2004. Dr. Johnson is the chief academic and administrative officer (Dean) of the Edmund T. Pratt, Jr., School of Engineering at Duke University ("Duke"). She joined Duke in July 1999. Prior to joining Duke, Dr. Johnson served on the faculty at the University of Colorado at Boulder, from 1985-1999 as a Professor of Electrical and Computer Engineering, and as a co-founder and Director (1993-1997) of the National Science Foundation Engineering Research Center for Optoelectronic Computing Systems Center. Dr. Johnson received her BS with distinction, MS and PhD from Stanford University in Electrical Engineering. She is an expert in liquid crystal electro-optics and has over forty patents or patents pending in this field. Dr. Johnson currently serves on the Boards of Directors of Dycom Industries, Inc., Minerals Technologies, Inc., and Guidant Corporation. Dr. Johnson serves on the Compensation Committee and the Environment, Safety, Social Responsibility and Technology Committee of the Board. The Board has determined that Dr. Johnson meets the standards of "independence" established by the NYSE and the Sarbanes-Oxley Act.

John A. Koskinen has been a Director of AES since April 2004. Mr. Koskinen is President of the United States Soccer Foundation, a position he has held since summer 2004. Previously, Mr. Koskinen served as Deputy Mayor and City Administrator for the District of Columbia from 2000 to 2003. From 2001 to 2004 Mr. Koskinen served as a Director of the US Soccer Foundation and served on the Foundation's audit committee. Prior to his election as Deputy Mayor, he occupied several positions with the U.S. Government, including service from 1994 through 1997 as Deputy Director for Management, Office of Management and Budget. From 1998 to 2000, he served as Assistant to the President (President Clinton) and Chaired the President's Council on Year 2000 Conversion. Prior to his most recent service with the U.S. Government, in 1973, Mr. Koskinen joined the Palmieri Company, which specialized in turnaround management, as Vice President and later served as President and CEO from 1979 through 1993. Mr. Koskinen graduated with a JD, summa cum laude, from Yale University School of Law and a BA, magna cum laude, in physics from Duke University where he was a member of Phi Beta Kappa. Mr. Koskinen serves on the Financial Audit Committee and the Environment, Safety, Social Responsibility and Technology Committee of the Board. Mr. Koskinen has been designated an Audit Committee Financial Expert pursuant to Section 407 of the Sarbanes-Oxley Act. The Board has determined that Mr. Koskinen meets the standards of "independence" established by the NYSE and the Sarbanes-Oxley Act.

Philip Lader has been a Director of AES since April 2001. The former U.S. Ambassador to the Court of St. James's, he is Chairman of WPP Group plc, the global advertising and communications services company which includes J. Walter Thompson, Young & Rubicam, and Ogilvy & Mather. A lawyer and founder of Renaissance Weekends, he is also a Senior Advisor to Morgan Stanley, a Director of Lloyd's of London, WPP Group plc, RAND and Marathon Oil Corporations, and a trustee of the British Museum. Formerly White House Deputy Chief of Staff, Assistant to the President, Deputy Director of the Office of Management and Budget, and Administrator of the U.S. Small Business Administration, he also was President of Sea Pines Company, Executive Vice President of the U.S. holdings of the late Sir James Goldsmith, and president of universities in South Carolina and Australia. He was educated at Duke University (BA, Phi Beta Kappa, 1966), the University of Michigan (MA, 1967), Oxford University, and Harvard Law School (JD, 1972). Mr. Lader chairs the Nominating and Corporate Governance Committee and also serves on the Environment, Safety, Social Responsibility and Technology Committee of the Board. The Board has determined that Mr. Lader meets the standards of "independence" established by the NYSE and the Sarbanes-Oxley Act.

John H. McArthur has been a Director of AES since January 1997. He is the retired Dean of the Harvard Business School, and has been a private business consultant and active investor in various companies since prior to 1994.

He serves as Senior Advisor to the President of the World Bank Group. He is also a member of the Boards of Directors of BCE Inc., Bell Canada, Bell Canada Enterprises, Cabot Corporation, HCA Corporation, KOC Holdings, A.S., Reuters Founders Share Company, London, and Telsat Canada. Mr. McArthur chairs the Financial Audit Committee and serves on the Special Committee of the Board. Mr. McArthur has been designated an Audit Committee Financial Expert pursuant to Section 407 of the Sarbanes-Oxley Act. The Board has determined that Mr. McArthur meets the standards of "independence" established by the NYSE and the Sarbanes-Oxley Act.

Sandra O. Moose has been a Director since April 2004. Dr. Moose is President of Strategic Advisory Services and previously was a Senior Vice President of The Boston Consulting Group ("BCG"). She joined BCG in 1968, was a Director since 1975, and a Senior Vice President through 2003. She managed BCG's New York Office from 1988-1998 and was appointed Chair of the East Coast. Dr. Moose received her PhD and MA in economics from Harvard University and BA summa cum laude in economics from Wheaton College. Dr. Moose serves on the Boards of Directors of Verizon Communications, Rohm and Haas Company, the Alfred P. Sloan Foundation and IXIS and Loomis Sayles Funds. Dr. Moose serves on the Nominating and Corporate Governance Committee and the Special Committee of the Board. The Board has determined that Dr. Moose meets the standards of "independence" established by the NYSE and the Sarbanes-Oxley Act.

Philip A. Odeen has been a Director of AES since May 1, 2003. From July 2004 to present, Mr. Odeen has served as Non-Executive Chairman for Reynolds and Reynolds Company. Mr. Odeen retired as Chairman of TRW Inc. in December 2002. Prior to joining TRW in 1997, Mr. Odeen was President and Chief Executive Officer of BDM, which TRW acquired in 1997. From 1978 to 1992, Mr. Odeen was a Senior Consulting Partner with Coopers & Lybrand and served as Vice Chairman, management consulting services, from 1991 to 1992. From 1972 to 1978, he was Vice President of the Wilson Sporting Goods Company. Mr. Odeen has served in senior positions with the Office of the Secretary of Defense and the National Security Council staff. Mr. Odeen graduated Phi Beta Kappa with a BA in government from the University of South Dakota. He was a Fulbright Scholar to the United Kingdom and earned a master's degree from the University of Wisconsin. He is a member of the Boards of Directors of Avaya, Convergys Corporation, Northrop Grumman Corporation, and Reynolds and Reynolds Company. Mr. Odeen chairs the Compensation Committee and also serves on the Special Committee of the Board. The Board has determined that Mr. Odeen meets the standards of "independence" established by the NYSE and the Sarbanes-Oxley Act.

Charles O. Rossotti has been a Director of AES since March 2003. Mr. Rossotti is a Senior Advisor with the Carlyle Group, one of the world's largest private equity firms. From November 1997 until November 2002, Mr. Rossotti was the Commissioner of Internal Revenue at the United States Internal Revenue Service ("IRS"). Prior to joining the IRS, Mr. Rossotti was a founder of American Management Systems, Inc., where he held the position of President from 1970-1989, Chief Executive Officer from 1981 to 1993 and Chairman from 1989 to 1997. From 1965 to 1969, he held various positions in the Office of Systems Analysis within the Office of the Secretary of Defense. Mr. Rossotti graduated magna cum laude from Georgetown University and received an MBA with high distinction from Harvard Business School. Mr. Rossotti serves on the Boards of Directors of Adesso Systems Corporation, Liquid Engines, Inc., and Merrill Lynch & Co., Inc. Mr. Rossotti serves on the Financial Audit Committee and the Compensation Committee of the Board. Mr. Rossotti has been designated an Audit Committee Financial Expert pursuant to Section 407 of the Sarbanes-Oxley Act. The Board has determined that Mr. Rossotti meets the standards of "independence" established by the NYSE and the Sarbanes-Oxley Act.

Sven Sandstrom has been a Director of AES since October 2002. He is the former Managing Director of the World Bank, retiring from the Bank in December 2001. Mr. Sandstrom currently serves as Director, Secretariat of the International Task Force on Global Public Goods sponsored by, inter alia, France, Sweden, Germany, and the United Kingdom. He is also Special Advisor (Development) to the European Commission. He is a member of the Governing Council and Treasurer of the International Union for the Conservation of Nature (IUCN). He co-chairs the funding negotiations for the Global Fund to Fight AIDS, TB and Malaria. He chairs the funding negotiations for the African Development Bank. Mr. Sandstrom serves on the Financial Audit Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Sandstrom has been designated an Audit Committee Financial Expert pursuant to Section 407 of the Sarbanes-Oxley Act. The Board has determined that Mr. Sandstrom meets the standards of "independence" established by the NYSE and the Sarbanes-Oxley Act.

Roger W. Sant co-founded the Company in 1981. In May 2003, the Board elected Mr. Sant to the position of Chairman Emeritus of the Board. He has been a Director of the Company since its inception, and held the office of President through 1986 and Chief Executive Officer through December 31, 1993, and Chairman of the Board through May 1, 2003. He currently is Chairman of the Board of The Summit Foundation, is a Regent of the Smithsonian Institution, and serves on the Board of Directors of Marriott International, Inc., the World Wildlife Fund (US), and the National Symphony Orchestra. He was Assistant Administrator for Energy Conservation and the Environment of the Federal Energy Administration ("FEA") from 1974 to 1976 and the Director of the Energy Productivity Center, an energy research organization affiliated with The Mellon Institute at Carnegie-Mellon University, from 1977 to 1981. Mr. Sant serves on the Environment, Safety, Social Responsibility and Technology Committee and the Special Committee of the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE
ELECTION OF THE 11 DIRECTORS DISCUSSED ABOVE AND AS SET FORTH ON
THE PROXY BALLOT

THE COMMITTEES OF THE BOARD

The Board has four standing committees and a Special Committee. The four standing committees are the Financial Audit Committee, the Environment, Safety, Social Responsibility and Technology Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. Each of the members of the Financial Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee meet the standards of "independence" established by the NYSE and the Sarbanes-Oxley Act. A description of each Board committee is set forth in the paragraphs located immediately below.

The Financial Audit Committee (the "Audit Committee")

The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)A of the Exchange Act of 1934 (the "Exchange Act"). The members of the Audit Committee are John A. Koskinen, John H. McArthur, Charles O. Rossotti and Sven Sandstrom. The Audit Committee of the Board is responsible for the review and oversight of the Company's performance with respect to its financial responsibilities and the integrity of the Company's accounting and reporting practices. The Audit Committee, on behalf of the Board, also appoints the Company's independent auditors subject to stockholder ratification at the Annual Meeting. The Audit Committee operates under the Charter of the Financial Audit Committee adopted and approved by the Board. A copy of the charter appears on the Company's web site (www.aes.com). The members of the Audit Committee meet the standards of "independence" established by the NYSE and the Sarbanes-Oxley Act. Messrs. Koskinen, McArthur, Rossotti and Sandstrom have been designated as Audit Committee Financial Experts under Section 407 of the Sarbanes-Oxley Act and determined to be "financially literate" as required by the NYSE. The Audit Committee met twelve times in 2004.

The Environment, Safety, Social Responsibility,
and Technology Committee (the "ESST Committee")

The ESST Committee monitors the environmental and safety compliance of the Company and its subsidiaries; reviews and approves the scope of the Company's internal environmental and safety compliance audit programs to consider the adequacy and appropriateness of the programs being planned and performed; periodically reviews the Company's commitment to, and implementation of, its principle to act in a socially responsible way; and reviews and considers technology developments applicable to the industry and the Company's businesses. The members of the ESST Committee are Alice F. Emerson, Kristina M. Johnson, John A. Koskinen, Philip Lader and Roger W. Sant. The ESST Committee operates under the Charter of the Environment, Safety, Social Responsibility and Technology Committee adopted and approved by the Board. A copy of the charter appears on the Company's web site (www.aes.com). The ESST Committee met four times in 2004.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board provides recommendations for potential nominees for election to the Board, establishes compensation for Directors, and also considers governance issues relating to the Board and the Company. The members of the Nominating and Corporate Governance Committee are Philip Lader, Sandra O. Moose and Sven Sandstrom. Nominees for Director are selected on the basis of, among other things, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of the Company's global business environment and willingness to devote adequate time and effort to Board responsibilities so as to enhance the Board's ability to oversee and direct the affairs and business of the Company. In certain instances, the Company engages a third party to assist in identifying potential nominees. The Nominating and Corporate Governance Committee also considers potential nominations for Director provided by stockholders and submits any such suggested nominations, when appropriate, to the Board for approval. Stockholders wishing to recommend persons for consideration by the Committee as nominees for election to the Company's Board can do so by writing to the Secretary of the Company at 4300 Wilson Boulevard, Arlington, Virginia 22203. Any such stockholder nomination recommendation should provide the nominee's name, biographical data and qualifications. Any such recommendation also must be accompanied by a written statement from the person recommended for nomination of his or her consent to be named as a nominee and, if nominated and elected, to serve as a Director. The Company's By-Laws also contain a procedure for stockholder nomination of Directors. (See Stockholder Proposals and/or Nominations for Director set forth in the Governance Matters section below.)

The Nominating and Corporate Governance Committee operates under the Charter of the Nominating and Corporate Governance Committee adopted and approved by the Board. A copy of the charter appears on the Company's web site (www.aes.com). The members of the Nominating and Corporate Governance Committee are independent as defined by NYSE listing standards and the Sarbanes-Oxley Act. The Nominating and Corporate Governance Committee met five times in 2004.

The Compensation Committee

The Compensation Committee establishes rates of salary, bonuses, profit sharing contributions, grants of stock options, Restricted Stock Units, Performance Units, retirement and other compensation for officers of AES and for such other employees as the Board may designate. The members of the Compensation Committee are Alice F. Emerson, Kristina M. Johnson, Philip A. Odeen and Charles O. Rossotti. The Compensation Committee's principal objective in establishing compensation policies is to develop and administer a comprehensive program designed to attract and retain outstanding people. The Compensation Committee specifically acts to evaluate the performance and set the total compensation for executive officers of the Company, including the CEO, in accordance with the guidelines discussed in the Compensation Committee report set forth in this Proxy Statement. The Compensation Committee has delegated to the CEO, subject to review by the Compensation Committee and the Board, the power to set compensation for non-executive officers. All of the members of the Compensation Committee are "disinterested persons" under the provisions of Rule 16b-3 adopted under the Securities Exchange Act of 1934. The Compensation Committee operates under the charter of the Compensation Committee adopted and approved by the Board. A copy of the charter appears on the Company's web site (www.aes.com). The members of the Compensation Committee are independent as defined by NYSE listing standards and the Sarbanes-Oxley Act. The Compensation Committee met six times in 2004.

The Special Committee

On September 4, 2002, the Special Committee of the Board was formed to facilitate communications between the Board and management of the Company in connection with the turnaround efforts faced at that time by the Company. The members of the Special Committee are Richard Darman, John H. McArthur, Sandra O. Moose, Philip A. Odeen and Roger W. Sant. The Special Committee remains active and is available to provide advice and assistance to Company management on a more frequent basis than the regularly scheduled meetings of the Board. On an annual basis, the Board reviews the utility of the Special Committee and determines whether the Special Committee will be maintained for the upcoming year. The Special Committee met eight times in 2004.

COMPENSATION OF DIRECTORS

In 2004, the Board revised the compensation structure for outside Directors. The revised structure is intended to meet the following goals: promote the recruitment of talented and experienced Directors to the Board; compensate outside Directors for the increased workload and risk inherent in the Director position; simplify the compensation structure by removing individual Board and committee meeting fees and thereby improve the clarity of the compensation structure for stockholders and other stakeholders of the Company; and decrease the emphasis on option grants as compensation, while retaining a strong financial incentive for Directors to maintain and promote the long-term health and viability of the Company. Directors who are also officers of AES are not paid any fees or additional compensation for service as a member of AES's Board or any committee thereof. Paul T. Hanrahan, the President and Chief Executive Officer of AES, is the only officer of the Company who serves on the Board.

A description of the individual components of the compensation structure for outside Directors is set forth in the paragraphs immediately below.

Annual Retainer

Under the Board's compensation structure, each outside Director receives a $50,000 annual retainer with a requirement that 34% of such retainer be deferred in the form of stock units pursuant to the existing AES

Corporation Deferred Compensation Plan for Directors ("Director Plan"). Directors may elect, but are not required, to defer more than the 34% mandatory deferral. Any amount of the annual retainer that is elected to be deferred by a Director above the mandatory deferral will be credited to such Director in stock units equivalent to 1.3 times the elected deferred amount.

Committee and Committee Chair Retainer

Directors receive a $10,000 committee retainer for each Board committee on which they serve. If a Director serves as Chair of a committee, the Director receives the applicable Committee Chair fee (as noted below in this paragraph), but does not receive the committee retainer. Directors do not receive committee meeting attendance fees as Board members are expected to attend and participate fully in all meetings of committees on which they serve. Directors may elect to defer a portion or the entire committee retainer in the form of stock units pursuant to the Director Plan. A Director serving as a Committee Chair is compensated as follows: the Audit Committee Chair and the Special Committee Chair receive $25,000 per year; the remaining Committee Chairs receive $15,000 per year.

Deferred Incentive Compensation Grant

Directors receive an annual Deferred Incentive Compensation grant valued at $80,000. Directors may elect to take the Deferred Incentive Compensation grant in the form of stock units (vested immediately), an option grant or a mix of stock units and options. To the extent a Director elects to receive options, such options will have a three-year vesting schedule.

The Chairman of the Board

The Chairman of the Board is required to be a non-executive of AES. In addition to the duties of the Chairman related to the planning and structure of Board meetings and oversight of Board responsibilities, the Chairman, although not an officer or employee of the Company, serves as a member of the Company's Executive Office and attends the meetings of the Executive Office. The Chairman also is required to serve as an ex-officio member of all Board committees and therefore is expected to attend all committee meetings. The Chairman receives compensation in an amount equal to 2.5 times the annual retainer and the Deferred Incentive Compensation grant. As with other Board members, the Chairman is required to defer 34% of the annual retainer in the form of stock units, but is permitted to elect to defer more than the mandatory 34% deferral. Any amount of the annual retainer above the mandatory deferral amount that is deferred by the Chairman will be valued at 1.3 times the elected deferred amount. The Chairman receives in total $25,000 for the required service as an ex-officio member of the committees of the Board. If a Chairman of the Board serves as the Chairman of a committee, the Chairman receives the Chairman fee applicable to such committee.

STOCKHOLDER PROPOSAL 2: RATIFICATION OF THE
APPOINTMENT OF AUDITORS

The Board has appointed Deloitte & Touche LLP, a firm of independent public accountants, as auditors to examine and report to stockholders on the consolidated financial statements for the Company and its subsidiaries for the calendar year ended 2005. Deloitte & Touche LLP has acted as the Company's independent auditors since 1981. The appointment was made upon the recommendation of the Audit Committee of the Board. The appointment of Deloitte & Touche LLP is subject to ratification by the Company's stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be given an opportunity to make a statement. Such representatives also will be available to respond to appropriate questions.

The Board recommends that the stockholders ratify the appointment of Deloitte & Touche LLP. The Board intends to introduce at the forthcoming 2005 Annual Meeting of Stockholders the following resolution (designated herein as Proposal 2):

    "RESOLVED, that the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors of this Company for the year 2005 is hereby approved, ratified and confirmed."

Ratification will be confirmed if a majority of the votes of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum is present, are received and voted in favor of the ratification of Deloitte & Touche LLP as independent auditors of this Company for the year 2005.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
OF THE COMPANY.

REPORT OF THE FINANCIAL AUDIT COMMITTEE

The Audit Committee held twelve scheduled meetings during fiscal 2004. The meetings of the Audit Committee were designed to address the Committee's responsibility for the review and oversight of the Company's performance with respect to the Company's financial responsibilities and the integrity of the Company's accounting and reporting practices. In addition to discussions with the CEO, CFO and other members of Company management regarding the preparation of the Company's financial statements and operating results, the Audit Committee received periodic reports from the Company's Internal Audit, Compliance and Legal departments. Such reports addressed, among other matters, ongoing projects, control assessments and audits being conducted by the Internal Audit department, reports to the Company's compliance hotline and/or issues involving the Company's Code of Business Conduct and Ethics, material litigation and significant legal developments involving the Company and/or its subsidiaries, and proposed organizational changes. During 2004, the Committee also received periodic reports regarding the Company's efforts to comply with section 404 of Sarbanes-Oxley. In addition to the scheduled meetings of the Committee, the members of the Audit Committee, as a Committee or individually, held periodic telephonic discussions and/or in-person meetings with the CEO, CFO and various members of the Internal Audit, Compliance, and Legal departments. Such informal periodic meetings and discussions permit the Audit Committee to provide advice and assistance to Company management on a more frequent basis than the regularly scheduled meetings of the Committee.

The meetings of the Audit Committee also were designed to facilitate and encourage communication among the Audit Committee, the Company, and the Company's independent auditors, Deloitte & Touche LLP. The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits, and met with the independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls.

The Company, not the Audit Committee nor the independent auditor, is responsible for the preparation of the Company's financial statements and its operating results and for the appropriate safekeeping of the Company's assets. The independent auditor's responsibility is to attest to the fair presentation of the financial statements. The independent auditor is accountable to the Audit Committee, and the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. The role of the Audit Committee is to be satisfied that both the Company and the independent auditor discharge their respective responsibilities effectively.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2004 with management and Deloitte & Touche LLP.

The Audit Committee also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.

The Company's independent auditors provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The independent auditors also discussed with the Audit Committee their independence from the Company. When considering Deloitte & Touche LLP's independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed and approved, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services. (Please see the principal accounting firm fees chart located in the section immediately below in this Proxy Statement titled "Information Regarding the Independent Public Auditor's Fees, Services and Independence".)

Based on its review and the meetings, discussions and reports described above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2004 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. The Audit Committee also selected Deloitte & Touche LLP, subject to ratification by the stockholders at the Annual Meeting, as the Company's independent auditors for the fiscal year ended December 31, 2005.

The Financial Audit Committee:

John H. McArthur, Chairman
John A. Koskinen
Charles O. Rossotti
Sven Sandstrom

INFORMATION REGARDING THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FEES, SERVICES
AND INDEPENDENCE

The following table outlines the aggregate fees billed to the Company for the fiscal years ending December 31, 2004 and December 31, 2003 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates which includes Deloitte Consulting (collectively, "Deloitte & Touche"):

	2004	2003
Audit Fees:	$14,249,376	$8,485,771
Audit Related Fees:	1,414,225	665,362

Total audit and audit-related fees:	15,663,601	9,151,133
Tax Fees:	3,623,286	4,745,824
All Other Fees:	26,530	19,289

Total Fees:	$19,313,417	$13,916,246

Audit Fees:    The aggregate amount noted above for Audit Fees includes fees for the audit of the Company's financial statements, reviews of the Company's quarterly financial statements, attestation of management's assessment of internal control, as required by the Sarbanes-Oxley Act of 2002, Section 404 and comfort letters, consents and other services related to Security and Exchange Commission (SEC) matters. The amount billed by Deloitte & Touche LLP for work that was required to be performed this year in connection with Sarbanes-Oxley 404 requirements totaled $5,906,340.

Audit Related Fees:    The aggregate amount noted above for Audit Related Fees includes fees for accounting consultations (internal control testing) and audits of employee benefit plans.

Tax Fees:    The aggregate amount noted above for tax fees includes fees for corporate and subsidiary tax return preparation services, corporate tax consultation, expatriate tax return preparation services and consultations.

All Other Fees:    The aggregate amount noted above for All Other Fees includes fees for permitted non-audit services and consisted of miscellaneous projects.

Total Fees:    The amount of Total Fees excludes fees billed to equity method investees in both years. The Company desires to maintain an independent relationship between itself and Deloitte & Touche LLP, and to ensure that level of independence during 2004, the Audit Committee maintained its policy established in 2002 within which to judge if Deloitte & Touche LLP may be eligible to provide certain services outside of its main role as outside auditor. Services within the established framework include audit and related services and certain tax services. Services outside of the framework require Audit Committee approval prior to the performance of the service. This framework is consistent with the provisions of the Sarbanes-Oxley Act which address auditor independence. All audit and non-audit services provided to the Company by Deloitte & Touche LLP during 2004 were pre-approved by the Audit Committee, except in the case of certain de minimus non-audit services as permitted by Section 10A(i)(B) of the Securities Exchange Act. Specifically, during 2004, fees for tax services totaling $0.2 million and all other fees totaling $0.03 million were approved under the de minimis provision. The Board, acting through the Audit Committee, has resolved to phase out the use of the Company's independent auditor for Company tax services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS, AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of the Company's Common Stock by (a) each Director and named executive officer, (b) all Directors and executive officers as a group and (c) all persons known by the Company to own more than five percent (5%) of the Company's Common Stock as of December 31, 2004. Unless otherwise indicated, each of the persons and group listed below has sole voting and dispositive power with respect to the shares shown.

Name	Age	Position Held with the Company	Shares of Common Stock Beneficially Owned(1)(2)		% of Class (1)(2)
Shares Beneficially Owned by Directors and Executive Officers
Richard Darman	61	Chairman of the Board	619,351	(3)	*
Alice F. Emerson	73	Director	90,620	(4)	*
Paul T. Hanrahan	47	President, Chief Executive Officer and Director	1,983,007	(5)	*
Kristina M. Johnson	47	Director	18,467		*
John A. Koskinen	65	Director	20,967		*
Philip Lader	59	Director	171,694	(6)	*
John H. McArthur	71	Director	68,644		*
Sandra O. Moose	63	Director	15,967		*
Philip A. Odeen	69	Director	33,628	(7)	*
Charles O. Rossotti	64	Director	166,588	(8)	*
Sven Sandstrom	64	Director	71,451		*
Roger W. Sant	73	Chairman Emeritus and Director	22,758,277	(9)	3.49
Barry J. Sharp	45	Executive VP and Chief Financial Officer	1,052,795	(10)	*
John R. Ruggirello	54	Executive VP and Chief Operating Officer	1,001,208	(11)	*
William R. Luraschi	41	Executive VP and General Counsel	503,758		*
Joseph C. Brandt	40	Executive VP and Chief Operating Officer	265,504		*
All Directors and Executive Officers as a Group (17 persons)			31,212,590		4.79
Shares Beneficially Owned by Others
Legg Mason Funds Management, Inc.	Address:	100 Light Street Baltimore, MD 21202	124,422,598		19.08
FMR Corporation	Address:	82 Devonshire Street Boston, MA 02109	40,311,184		6.18
Capital Group International	Address:	11100 Santa Monica Boulevard Los Angeles, CA 90025	24,101,630		3.70

*
Shares held represent less than 1% of the total number of outstanding shares of Common Stock of the Company.

(1)
Shares beneficially owned and deemed to be outstanding include Common Stock of the Company issued or issuable, on or before March 1, 2005, (a) upon exercise of outstanding options, (b) under the Deferred Compensation Plan for Executive Officers, (c) under the Deferred Compensation Plan for Directors, (d) under The AES Corporation Profit Sharing and Stock Ownership Plan, and (e) under the Restoration Supplemental Retirement Plan and The AES Corporation Supplemental Retirement Plan.

(2)
Includes (a) the following shares issuable upon exercise of options within the 60 days following December 31, 2004: Mr. Darman – 282,760 shares; Ms. Emerson – 30,358 shares; Ms. Johnson – 0; Mr. Koskinen – 0; Mr. Hanrahan – 1,879,887 shares; Mr. Lader – 30,988 shares; Mr. McArthur – 40,930 shares; Ms. Moose – 0; Mr. Odeen – 6,985 shares; Mr. Rossotti – 21,912 shares; Mr. Sandstrom – 52,815 shares; Mr. Sant – 150,755 shares; Mr. Sharp – 927,185 shares; Mr. Ruggirello – 880,128 shares; Mr. Hemphill – 50,225 shares; Mr. Brandt – 239,599 shares; and Mr. Luraschi – 452,644 shares; all Directors and executive officers as a group – 5,047,171 shares; (b) the following units issuable under the Deferred Compensation Plan for Executive Officers: Mr. Sant – 53,883 units; all executive officers as a group – 53,883 units; (c) the following units issuable under the Deferred Compensation Plan for Directors: Mr. Darman – 46,591 units; Ms. Emerson – 25,678 units; Ms. Johnson – 18,467 units; Mr. Koskinen – 20,967 units; Mr. Lader – 19,555 units; Mr. McArthur – 27,714 units; Ms. Moose – 15,967 units; Mr. Odeen – 11,643 units; Mr. Rossotti – 19,676 units; Mr. Sandstrom – 18,636 units; Mr. Sant – 30,512 units; all Directors as a group 255,406 units; (d) the following shares held in The AES Corporation Profit Sharing and Stock Ownership Plan and the Employee Stock Ownership Plan: Mr. Hanrahan – 40,720 shares; Mr. Sharp – 109,127 shares; Mr. Ruggirello – 93,196 shares; Mr. Hemphill – 398,268 shares; Mr. Brandt – 14,837 shares; and Mr. Luraschi – 43,851 shares; all Directors and executive officers as a group 699,999 shares; and (e) the following units issuable under the Restoration Supplemental Retirement Plan and the AES Corporation Supplemental Retirement Plan: Mr. Hanrahan – 29,428 units; Mr. Sharp – 15,603 units; Mr. Ruggirello – 12,798 units; Mr. Brandt – 4,018 units; and Mr. Luraschi – 9,281 units; all Directors and executive officers as a group – 72,587 units.

(3)
Includes 160,000 shares held in a sub-chapter S corporation of which Mr. Darman has beneficial interest; also includes 15,000 shares held in a trust.

(4)
Includes 17,348 shares held in IRAs for Ms. Emerson.

(5)
Includes 110 shares held by Mr. Hanrahan's wife and 5,500 underlying shares of convertible securities.

(6)
Includes 7,086 shares owned jointly by Mr. Lader and his wife, 25 shares held by his daughter, 89,380 shares held in a family-established private foundation, of which Mr. Lader disclaims beneficial ownership, and 5,160 shares in an IRA for the benefit of Mr. Lader.

(7)
Includes 15,000 shares held jointly by Mr. Odeen and his wife.

(8)
Includes 115,000 shares held jointly by Mr. Rossotti and his wife.

(9)
Includes 259,484 shares held in an IRA for the benefit of Mrs. Sant, 214,484 shares in an IRA for the benefit of Mr. Sant, 21,428,574 shares in trusts for the benefit of Mr. and Mrs. Sant, and 35,000 shares held in another trust.

(10)
Includes 880 shares held in beneficial ownership for Mr. Sharp's daughter.

(11)
Includes 15,086 shares held by Mr. Ruggirello's wife.

(12)
Of this aggregate number, Legg Mason Funds Management, Inc. reported on SEC Schedule -13G filed with the Securities and Exchange Commission dated February 15, 2005, that it had (a) sole voting power on no shares, (b) shared voting power on 124,422,598 shares, (c) sole dispositive power on no shares, and (d) shared dispositive power on 124,422,598 shares.

(13)
Of this aggregate number, FMR Corporation reported on SEC Schedule-13G filed with the Securities and Exchange Commission dated February 14, 2005, that it had (a) sole voting power on 4,942,183 shares, (b) shared voting power on no shares, (c) sole dispositive power on 40,311,184 shares and (d) shared dispositive power on no shares.

(14)
Of this aggregate number, Capital Group International reported on SEC Schedule -13G filed with the Securities and Exchange Commission dated February 11, 2005, that it had (a) sole voting power on 18,432,080 shares, (b) shared voting power on no shares, (c) sole dispositive power on 24,101,630 shares, and (d) shared dispositive power on no shares.

REPORT OF THE COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION

Responsibilities of the Compensation Committee of the Board include establishing policies governing the compensation of officers of AES. The Compensation Committee is composed of four Directors that satisfy the "independence" standards of the NYSE and the Sarbanes-Oxley Act.

Compensation Philosophy

The Compensation Committee's principal objective in establishing compensation and benefit policies is to develop and administer a comprehensive program designed to attract, motivate and retain outstanding people. The policies are designed to create a strong linkage between performance and pay, while encouraging people to make career commitments to AES and to accomplish AES's short and long-term business objectives.

The Compensation Committee's guidelines for compensation of executive officers are designed to provide fair and competitive levels of total compensation, while linking pay with performance. Executive officers are evaluated annually for performance according to individual responsibilities and contributions, as well as broader measures related to corporate performance.

There are three elements of AES executive officer compensation (these elements are distributed in the same proportion to all individuals who receive Long-Term Compensation in the Company): Base Salary, Annual Bonus, and Long-Term Compensation. The Compensation Committee's guideline for each component of compensation is to provide compensation that is generally consistent with the Compensation Committee's interpretation of competitive compensation averages for individuals with similar responsibilities at companies with similar financial and operating characteristics. Comparisons are made with published amounts, where available, and, from time to time, the Company also participates in various industry-sponsored compensation surveys in addition to periodic consultant reviews of our benchmark data. Because individual compensation is determined in part by experience and performance, actual compensation may vary from industry averages.

General

Base Salary is reviewed annually by the Compensation Committee to determine if adjustments are appropriate to reflect performance as well as changes in the general economic and cost of living changes. Adjustments are made periodically to recognize significant new or additional responsibilities of individual executive officers.

For 2004, Annual Bonuses were based 40 percent on meeting business or corporate cash flow targets, 25 percent on meeting performance improvement targets, 25 percent on the achievement of individual objectives, and 10 percent on safety performance. Targeted ranges for the Annual Bonus for different officer job categories or functions were determined using benchmark industry data.

Executive officers also participate in the Company's profit sharing plan on the same terms as all other people in the Company, subject to any legal limitations on amounts that may be contributed or benefits that may be payable under the plan. Matching contributions and annual profit sharing contributions are made with the Common Stock of the Company to better align the recipient's interests with that of the stockholders and encourage long-term performance. In addition, certain individuals of the Company participate in the Company's restorative supplemental retirement plan, which provides supplemental retirement benefits to "highly compensated employees" (as defined in the Internal Revenue Code (the "Code")) of an amount which would be contributed on such individual's behalf under the profit sharing plan but is not so contributed because of the limitations contained in the Code.

In most cases, the Compensation Committee has taken steps to qualify income paid to any executive officer as a deductible business expense pursuant to regulations issued by the Internal Revenue Service under Section 162(m) of the Code with respect to qualifying compensation paid to executive officers in excess of $1 million. The Compensation Committee will continue to consider the implications to the Company of qualifying all compensation as a deductible expense under Section 162 (m), but retains the discretion to pay bonuses commensurate with an executive officer's contributions to the success of the Company, irrespective of whether such amounts are fully deductible.

Long-Term Compensation

The objectives of the Long-Term Compensation program is to link individual pay with future performance of the Company. The combination of Restricted Stock Units with performance vesting, Stock Options, and Performance Units (cash bonuses with payout tied to long-term Company performance) whose value is objectively determined by the performance of the Company during the three years after grant, provides a very strong linkage between pay and performance.

For 2004, long-term compensation awards ("LTCA") under the 2003 LTC Plan ("LTC Plan") are proposed to be a mix of Stock Options, Restricted Stock Units and Performance Units. The purpose of this design is to create a balanced long-term compensation plan by tying a portion of the long-term compensation to stock performance and a portion to future AES business performance, thereby providing individuals with incentives that have a more comprehensive link to long-term value creation.

Targeted long-term compensation levels under the LTC Plan for each individual will be awarded annually based on competitive market pay levels for each job category and an individual's specific job performance. LTCA under the LTC Plan will contain stock-based awards and Performance Units, in percentages based on the Compensation Committee's recommendations.

Restricted Stock Units are being granted under the terms of the LTC Plan. Payment will be made at that time only if the Total Stockholder Return ("TSR") of AES Stock exceeds the TSR of the Standard and Poor's ("S&P 500") over the measurement period, 2004-2006. The S&P 500 is utilized by the committee as the principal index of large-capitalization stocks reflective of the broad domestic economy, and most common benchmark for institutional investors in measuring relative performance of the broader market. If this criterion were met, the actual payout of the Restricted Stock Units would occur in 2009. In situations where the TSR of both AES and the S&P 500 exhibit a gain over the measurement period, the Compensation Committee under certain circumstances has the discretion, but is not required, to waive the requirement that the TSR of AES stock exceed the TSR of the S&P 500.

Stock Options are being granted under the terms of the LTC Plan. These options vest in equal amounts over three years. This vesting schedule extends the vesting period by one year over awards made in prior to 2004.

Performance Units granted under the terms of the LTC Plan are paid in cash and will have an initial value of $1, and will be valued at the end of the performance period (three years) from $0 to $2.00, depending on the achievement of stated performance goals. If the company achieves target performance, each performance unit is worth $1.00; if the company achieves less than 90% of the target performance, each performance unit will be worth $0. If the company achieves exactly 90% of the target performance, each performance unit will be worth $0.50; if the company achieves 120% or more of the target performance, each performance unit will be worth $2.00. For each 1% of improvement in the achievement of target performance between 90% and 120% a performance unit will increase in value $0.05. The 2004 Performance Units will be tied to the Company's performance as measured by "Cash Value Added" ("CVA"). CVA is equal to the sum of subsidiary operating cash flow minus a charge for incremental (new) capital used by AES businesses, adjusted for subsidiary ownership percentage. The Company has calculated a target CVA for AES as a whole based on budget and long-term forecasts. A participant's receipt of the LTCA will be dependent upon actual performance compared to this CVA target over a three-year period (2004-2006). While the 2004 Performance Units reach maturity at the end of 2006, the actual cash payout for the 2004 Performance Units granted will not be made until the first quarter of 2007. Using CVA as a performance measure is consistent with the Company's focus on increasing free cash flow, which is considered a significant source of stockholder value creation, and strongly links compensation for the period with the performance of the business during the same period.

2004 Long Term Compensation Award Components

Award Type	Measurement	Measurement Period	Maturation Year
Performance Units	Cash Value Added	2004-2006	2006
RSU	AES TSR v. S&P 500 TSR	2004-2006	2009
Stock Options	N/A	N/A	N/A

The Company anticipates that it will continue to award Performance Units, Restricted Stock Units and Stock Options each year. Any payout under such annual Performance Units will occur three years after the date of the grant and will be contingent upon a specific three year business target being met at the end of the three year performance period (the three year target being set at the time of the grant of the annual Performance Units award.) Any payout under such annual Restricted Stock Units will occur five years after the date of grant and will be contingent upon a specific business target being met.

AES awards long-term compensation in the same split between Performance Units, Restricted Stock Units, and Stock Options to all AES people covered by the LTC Plan. For 2004, this is estimated to be about 2,250 AES people in 17 countries. The Company considers this broad-based LTC Plan to be an attractive element to retain and motivate AES people throughout the Company.

Restoration Retirement Plan

In 2004, due to recent changes in the tax law pursuant to the enactment of The American Jobs Creation Act of 2004 (the "Jobs Act"), the Board of Directors approved the freezing of all future benefit accruals under the AES Corporation Supplemental Retirement Plan (the Supplemental Plan). At the same time, the Board adopted the AES Corporation Restoration Supplemental Retirement Plan (the "Restoration Plan"), which is designed to comply with the requirements of the Jobs Act. The Company contributions offered under the Restoration Plan are identical to the Company contributions previously offered under the Supplemental Plan.

The Restoration Plan is a nonqualified plan that provides benefits to a select group of management and highly compensated employees of the Company and its subsidiaries. It provides for a supplemental profit sharing award to its participants for each plan year in which the Company's contribution to the Profit Sharing Program on behalf of a participant is limited by the requirements of the Code. The Restoration Plan also provides for an annual Company contribution equal to the difference between the Company matching contribution awarded to a participant under the Profit Sharing Plan and the Company matching contribution that would have been awarded under the Profit Sharing Plan if no Code limits applied and provided that certain requirements are met. The Company Matching Contribution will initially be invested in the equivalent of Company Common Stock. Thereafter, a participant may chose to have different investment benchmarks apply to such amounts deferred under the Restoration Plan. These benchmarks are functionally equivalent to investments available to all employees in the Profit Sharing Plan. For example, although the S&P 500 Index fund offered in the Profit Sharing Plan is not available outside of the Profit Sharing Plan, a similar S&P 500 Index fund is offered to Restoration Plan participants. Participants are always 100% vested in their account balances.

The Restoration Plan allows for distribution of deferred amounts upon a date or dates specified by the participant in the event of the participants' unforeseeable emergency, death or termination of employment (subject to regulations to be issued under the Jobs Act) or in the event of change of control of the Company.

Chief Executive Officer Compensation

Mr. Hanrahan's compensation was reviewed and approved by the Compensation Committee utilizing the guidelines discussed above.

The following factors were considered in setting Mr. Hanrahan's compensation:

  •
  Achieved subsidiary cash distribution to parent and holding companies of $1.0 billion;
  •
  Achieved adjusted earnings per share of $0.74 compared to $0.56 in 2003;
  •
  Entered wind generation business with Wind Force and Seawest transactions;
  •
  Reduction of parent debt by $800 million;
  •
  Continued the shift to a performance-based culture which is consistent with the values of the Company;
  •
  Completed our expansion at the 260 MW Bayano hydroelectric project in Panama and the 756 MW Ras Laffan combined cycle gas project in Qatar essentially on time;
  •
  Launched the AES Learning Center in conjunction with the Darden School of Business at the University of Virginia;
  •
  Uneven progress towards safety goals;
  •
  Lack of success in our bids on new greenfield projects in the Middle East;
  •
  Fire at the 168 MW Kelanitissa diesel-fired power plant in Sri Lanka.

Based on the factors listed above, the Committee determined that Mr. Hanrahan should receive cash compensation, which includes a base salary of $840,000 a cash bonus of $1,500,000 for 2004 that was paid in March 2005. In February 2004, the Committee determined that Mr. Hanrahan should receive Long-Term Compensation valued at the time of grant at $4,612,500, which includes 2,250,000 Performance Units, 168,666 Stock Options, and 137,960 Restricted Stock Units. As previously described, the value of the Performance Units is tied to the Company's performance as measured by "Cash Value Added" ("CVA"). Vesting of Restricted Stock Units will only occur if the Total Stockholder Return ("TSR") of AES Common Stock exceeds the TSR of the Standard and Poor's ("S&P 500") over the measurement period, 2004-2006.

The Compensation Committee:

Philip A. Odeen, Chairman
Alice F. Emerson
Kristina M. Johnson
Charles O. Rossotti

COMPENSATION OF EXECUTIVE OFFICERS

The following table discloses compensation received by the Chief Executive Officer and the next four most highly compensated executive officers of the company (the "named executive officers") for each of the three years ended December 31, 2004. In addition to the compensation described in this table, each of the named executive officers received Performance Unit Grants in 2003 and 2004. The value of these grants is tied to the company's performance as measured by Cash Value Added. These awards are described in further detail in the table entitled "Performance Unit Awards in 2003 and 2004."

Summary Compensation Table

		Annual Compensation			Long Term Compensation
		Base Salary	Bonus(1)	Other Annual Compensation ($)(2)	Number of Securities Underlying RSUs Granted (#)(4)	Number of Securities Underlying Options (#)	All Other Compensation ($)(3)
Paul T. Hanrahan President and Chief Executive Officer	2004 2003 2002	840,000 810,000 525,000	1,500,000 1,352,000 880,875	17,079 360 360	137,960	168,666 731,418 874,600	98,460 91,000 48,708
Barry J. Sharp Executive Vice President and Chief Financial Officer	2004 2003 2002	520,000 500,000 447,000	600,000 570,000 364,000	360 240 1569	55,950	68,403 299,627 0	64,825 60,000 2,810,178
John R. Ruggirello Executive Vice President and Chief Operating Officer	2004 2003 2002	465,000 450,000 429,166	500,000 500,000 362,345	552 552 230	49,359	60,345 269,664 0	59,075 55,000 42,187
Joseph C. Brandt Executive Vice President and Chief Operating Officer	2004 2003 2002	465,000 394,583 151,268	700,000 495,000 337,725	339 216 216	55,950	68,403 168,448 0	59,085 49,458 20,120
William R. Luraschi Executive Vice President and General Counsel	2004 2003 2002	415,000 400,000 382,917	470,000 500,000 323,850	240 240 216	45,987	56,222 242,985 0	53,825 50,000 38,719

(1)
Bonuses are typically paid in the first quarter following the year in which they are earned. By example, the bonuses earned in 2004 were paid in March 2005.

(2)
Included in this amount is Mr. Hanrahan's personal use of Company vehicles and drivers in an amount of $16,620.

(3)
This column constitutes Company contributions to The AES Corporation Profit Sharing and Stock Ownership Plan of the Company, and allocations to the Company's Restoration Retirement Plan. Specifically for 2004, (a) amounts contributed to The AES Profit Sharing and Stock Ownership Plan: Mr. Hanrahan – $28,818; Mr. Brandt – $28,000; Mr. Sharp – $28,000; Mr. Ruggirello – $28,000; and Mr. Luraschi – $28,000; and (b) amounts allocated to the Restoration Retirement Plan: Mr. Hanrahan – $69,642; Mr. Sharp – $36,825; Mr. Ruggirello – $31,075; Mr. Brandt – $31,085; and Mr. Luraschi – $25,825. In addition, it constitutes loan forgiveness in July 2002 for Mr. Sharp in an amount of $2,767,528, which includes a gross-up for federal and state taxes.

(4)
Please refer to the Table entitled "Restricted Stock Unit Grants in 2004" for further details.

Option Grants in 2004

The following table provides information on options granted for 2004 to the named executive officers of the company.

Name	Number of Securities Underlying Options Granted (#)(1)(4)	% of Total Options Granted to all AES People for Fiscal Year(2)	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Fair Value ($)(3)
Paul T. Hanrahan President and Chief Executive Officer	168,666	6.81%	8.97	02/04/2014	1,125,000
Barry J. Sharp Executive Vice President and Chief Financial Officer	68,403	2.76%	8.97	02/04/2014	456,250
John R. Ruggirello Executive Vice President and Chief Operating Officer	60,345	2.44%	8.97	02/04/2014	402,500
Joseph C. Brandt Executive Vice President and Chief Operating Officer	68,403	2.76%	8.97	02/04/2014	456,250
William R. Luraschi Executive Vice President and General Counsel	56,222	2.27%	8.97	02/04/2014	375,000

(1)
All options are for shares of Common Stock of the Company.

(2)
Percentages are based on the total number of participants awarded options in 2004.

(3)
The Company's assumptions used determine the fair value of the award on the date the award was granted include an expected volatility of 62.64%, a 4.42% risk free rate of return, no dividends, a 74.39% Black-Scholes ratio, three year ratable vesting, and a $6.67 post-vested Black-Scholes value. No adjustments were made for non-transferability or risk of forfeiture. The grant has a 10-year term and Options vest over three years in three equal installments: one-third on the first anniversary of the date of the grant, one-third on the second anniversary date of the grant, and one-third on the third anniversary of the date of grant. The use of such amounts and assumptions is not intended to forecast any possible future appreciation of the Company's stock price or dividend policy.

(4)
The options grants described in the table were awarded in February 2004

Restricted Stock Unit Grants in 2004

The following table provides information on Restricted Stock Units granted in 2004 to the named executive officers of the company.

	Number of Securities Underlying RSUs Granted (#) (3)	% of Total RSUs Granted to all AES People for Fiscal Year (1)	Value if S&P500 TSR Exceeds AES TSR(1)	Grant Date Fair Value ($)(2)
Paul T. Hanrahan President and Chief Executive Officer	137,960	7.66%	0	1,237,501
Barry J. Sharp Executive Vice President and Chief Financial Officer	55,950	3.11%	0	501,872
John R. Ruggirello Executive Vice President and Chief Operating Officer	49,359	2.74%	0	442,750
Joseph C. Brandt Executive Vice President and Chief Operating Officer	55,950	3.11%	0	501,872
William R. Luraschi Executive Vice President and General Counsel	45,987	2.55%	0	412,503

(1)
Vesting of Restricted Stock Units will occur if the Total Stockholder Return ("TSR") of AES Stock exceeds the TSR of the Standard and Poor's ("S&P 500") over the measurement period, 2004-2006. If this criterion is met, the actual payout of the Restricted Stock Units will occur in 2009.

(2)
Fair value of AES Common Stock on date of grant was $8.97. The fair value of AES Common Stock on 12/31/2004 was $13.67 with the corresponding value on such date of the named Executive Officers as follows: Mr. Hanrahan – $1,885,913; Mr. Sharp – $764,837; Mr. Ruggirello – $674,738; Mr. Brandt – $764,837; and Mr. Luraschi – $628,642.

(3)
The Restricted Stock Unit grants described were awarded in February 2004.

Aggregated Option Exercises During 2004, and 2004 Year-End Option Value

The following table provides information on option exercises in 2004 by the named executive officers of the company and the value of such officers' unexercised options at December 31, 2004.

			Number of Securities Underlying Unexercised Options at Dec. 31, 2004	Value of Unexercised In-the-Money Options at Dec. 31, 2004
Name	Shares Acquired on Exercise	Value Realized($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable (1)
Paul T. Hanrahan President and Chief Executive Officer	232,000	392,994	1,457,956/ 825,908	10,652,091/ 7,795,313
Barry J. Sharp Executive Vice President and Chief Financial Officer	0	0	827,218/ 218,217	3,143,535/ 1,864,738
John R. Ruggirello Executive Vice President and Chief Operating Officer	80,000	386,890	725,181/ 195,177	2,164,288/ 1,672,985
Joseph C. Brandt Executive Vice President and Chief Operating Officer	0	0	132,574/ 152,627	886,300/ 1,178,010
William R. Luraschi Executive Vice President and General Counsel	0	0	312,410/ 177,715	1,438,561/ 1,515,473

(1)
The amounts in this column have been calculated based on the difference between the quoted market closing price of the Company's Common Stock on December 31, 2004 of $13.67 per share for each security underlying such stock option and the per share exercise price.

Performance Unit Awards in 2003 and 2004

The following table provides information on Performance Unit Awards granted in 2004 to the named executive officers.

	Number of Performance Units		% of Total Performance Units Granted to all AES People for Fiscal Year (3)	Performance or Other Period Until Maturation	Payout if Performance Below 90% of Corporate CVA Target (3)	Payout if Performance Equals 100% of Corporate CVA Target (3)	Payout if Performance Equals 120% or more of Corporate CVA Target (3)
Paul T. Hanrahan President and Chief Executive Officer	2,984,850 2,250,000	(1) (2)	8.54% 7.20%	2003-2005 2004-2006	0 0	$2,984,850 2,250,000	$5,969,700 4,500,000
Barry J. Sharp Executive Vice President and Chief Financial Officer	1,222,750 912,500	(1) (2)	3.50% 2.92%	2003-2005 2004-2006	0 0	1,222,750 912,500	2,445,500 1,825,000
John R. Ruggirello Executive Vice President and Chief Operating Officer	1,065,475 805,000	(1) (2)	3.05% 2.58%	2003-2005 2004-2006	0 0	1,065,475 805,000	2,130,950 1,610,000
Joseph C. Brandt Executive Vice President and Chief Operating Officer	687,420 912,500	(1) (2)	1.97% 2.92%	2003-2005 2004-2006	0 0	687,420 912,500	1,374,840 1,825,000
William R. Luraschi Executive Vice President and General Counsel	991,600 750,000	(1) (2)	2.84% 2.40%	2003-2005 2004-2006	0 0	991,600 750,000	1,983,200 1,500,000

(1)
Awarded in February 2003

(2)
Awarded in February 2004

(3)
Performance Units granted under the terms of the LTC Plan are paid in cash and will have an initial value of $1, and will be valued at the end of the performance period (three years) from $0 to $2.00, depending on the achievement of stated performance goals. (If the participant achieves target performance, each performance unit is worth $1.00; if the participant achieves less than 90% of the target performance, each performance unit will be worth $0; if the participant achieves 120% or more of the target performance, each performance unit will be worth $2.00.) The 2004 Performance Units will be tied to the Company's performance as measured by "Cash Value Added" ("CVA"). CVA is equal to the sum of subsidiary operating cash flow minus a charge for incremental (new) capital used by AES businesses, adjusted for subsidiary ownership percentage. The Company has calculated a target CVA for AES as a whole based on budget and long-term forecasts. A participant's receipt of the LTCA will be dependent upon actual performance compared to this CVA target over a three-year period.

EMPLOYMENT AGREEMENTS, SEPARATION AGREMENTS
AND CHANGE IN CONTROL AGREEMENTS

The Company has individual employment agreements with Mr. Hanrahan, Mr. Ruggirello, Mr. Sharp, Mr. Luraschi, Mr. Hemphill and Mr. Brandt* (the "Employment Agreements").

Each of the Employment Agreements are one-year agreements, which are scheduled to expire on December 31, 2005, provided, however, that on January 1, 2006, and on each subsequent January 1, the term of the Employment Agreements shall automatically be renewed and extended for one additional year unless, no later than the date which is six (6) months prior to the renewal date, the Company or the individual provides notice of an intent not to extend the term of the Agreement(s). Each of the Employment Agreements provides a respective base salary amount. In 2004, the base salary amounts for the respective Employment Agreements were as follows: Mr. Hanrahan – $840,000; Mr. Ruggirello – $465,000; Mr. Sharp – $520,000; Mr. Luraschi – $415,000; Mr. Hemphill – $422,375 and Mr. Brandt – $465,000. Mr. Hanrahan also is eligible for an annual bonus with a target of (150%) of his base salary; Mr. Ruggirello, Mr. Sharp, Mr. Hemphill and Mr. Brandt are eligible for an annual bonus with a target of (105%) of their respective base salary; and Mr. Luraschi is eligible for an annual bonus with a target of (90%) of his base salary. The annual bonus amounts are payable based on achievement of corporate performance goals and/or other conditions that are established by the Compensation Committee of the Board. Each of the individuals also is eligible to participate in the Company's long-term compensation plans.

The Employment Agreements provide that, if the Company terminates an executive's employment other than for Disability or Cause or if an individual terminates his employment for Good Reason, as each such term is defined in the Employment Agreements, then the Company will be obligated to pay the terminated individual a pro rata bonus for the year of termination and (a) if the terminated individual is Mr. Sharp, Mr. Ruggirello, Mr. Luraschi, Mr. Hemphill or Mr. Brandt, an amount equal to the product of one (1) and the sum of the annual Base Salary rate in effect for the individual immediately preceding the date of termination and the individual's target bonus for the year in which the date of termination occurs or (b) if the terminated individual is Mr. Hanrahan, an amount equal to the product of two (2) and the sum of (i) the annual Base Salary rate in effect for Mr. Hanrahan immediately preceding the date of termination and (ii) his target bonus for the year in which the date of termination occurs. In addition, each of Mr. Sharp, Mr. Ruggirello, Mr. Luraschi, Mr. Hemphill and Mr. Brandt would be entitled, for a twelve (12) month period immediately following the date of termination, with Mr. Hanrahan entitled to a twenty-four (24) month period, to continue to participate in all medical, dental, hospitalization, life insurance and other welfare, fringe benefit and perquisite plans and programs, in each case in which he was participating on the date of termination. Each option to acquire Common Stock of the Company granted under a Company incentive plan or other arrangement that is held by the individual on the date of termination would remain outstanding, and continue to vest according to its terms as if the individual remained employed by the Company, until the earlier of (i) the end of the original term of such option or (ii), if the terminated individual is Mr. Sharp, Mr. Ruggirello, Mr. Luraschi, Mr. Hemphill and Mr. Brandt, the second anniversary of the date of termination, or (iii), if the terminated individual is Mr. Hanrahan, the third anniversary of the date of termination.

If an Executive's Employment Agreement is terminated by the Company other than for Cause or Disability or if the Executive terminates his Employment for Good Reason, in either case within two years following a Change in Control, the terminated Executive shall receive the payments and benefits set forth above regarding termination by an individual for Good Reason or by the Company other than for Disability or Cause, except that (i) the multiplier regarding the product of the sum of the annual base salary and annual target bonus shall be increased to three (3), (ii) the benefit continuation period shall be extended to thirty-six (36) months and (iii) each option described above held by the employee shall vest and become immediately exercisable in full on the date of termination and shall remain exercisable until the earlier of (a) the end of the original term of such option or (b) the fourth anniversary of the date of termination of the respective Employment Agreement.

For purposes of the Employment Agreements, "Change in Control" shall mean the occurrence of any one of the following events: (a) any Person is or becomes the Beneficial Owner of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (b) the following individuals cease for any reason to constitute a majority of Directors then serving: individuals who, on the date hereof, constitute the Board and any new Director whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company; or (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

*
On March 30, 2005, The Company announced that Mr. Brandt is leaving the Company.

THE AES CORPORATION STOCK PRICE PERFORMANCE

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
ASSUMES INITIAL INVESTMENT OF $100

Peer Group Index*.

AES has selected the Standard and Poor's (S&P) 500 Multi-Utility Index as its peer group index, effective this year. The Standard and Poor's (S&P) 500 Multi-Utility Index is a published index comprising nine companies, including AES, Alpine, CMS Energy, Constellation Energy, Dominion Resources, Duke Energy, Dynegy, Public Service Enterprise Group, and Sampras Energy. The former peer group included three companies (it did not include AES): Edison International, CMS Energy, and International Power, PLC. AES believes that the Standard and Poor's (S&P) 500 Multi-Utility Index, which includes a broader range of companies that operate in the type of businesses operated by AES than the range of companies contained in former Peer Group utilized by AES, provides a more meaningful comparison for AES.

The total return chart assumes $100 invested on December 31 of the start year in AES Common Stock, the S&P 500 index, the S&P Multi-Utility Index, and the former peer group index.

The Report of the Compensation Committee on Executive Compensation and The AES Corporation Stock Price Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Exchange Act.

*
Excludes The AES Corporation

GOVERNANCE MATTERS

Stockholder Proposals and/or Nominations for Director

Any stockholder entitled to vote in the election of Directors and who meets the requirements of the proxy rules under the of the Securities Exchange Act of 1934 may submit proposals to be considered by the Board for submission to the stockholders at the Year 2006 Annual Meeting. Any such proposal must be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid to the Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Any such proposal must be received no later than November 19, 2005 in compliance with Rule 14a-8 of the Exchange Act. Any such notice must set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced; (b) the number of shares of Common Stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting to introduce the proposal specified in the notice. The chairperson of the Annual Meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedure.

AES's By-Laws also contain a procedure for stockholder nomination of Directors. The By-Laws provide that any record owner of Common Stock entitled to be voted generally in the election of Directors may nominate one or more persons for election as a Director at a stockholders meeting. Written notice must be given to the Secretary of AES of the intent to make such nomination. The notice must be given, with respect to an Annual Meeting, not later than 90 days in advance of such Annual Meeting and with respect to a special meeting, not later than the close of business on the seventh day following the earlier of (a) the date on which notice of such special meeting is first given to stockholders and (b) the date on which a public announcement of such meeting is first made. Each notice must include (i) the name and address of each stockholder who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated; (ii) a description of all arrangements or understandings between the stockholder and each Nominee and any other person or persons (naming them) pursuant to which the nomination is to be made by the stockholder; (iii) such other information regarding each Nominee proposed by such stockholder as would have been included in a proxy statement filed pursuant to Rule 14a-8 under the Exchange Act; and (iv) the consent of each Nominee to serve if elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the above described procedure.

Adoption of the AES Code of Business Conduct
and Ethics and Corporate Governance Guidelines

A Code of Business Conduct and Ethics ("Code of Conduct") and Corporate Governance Guidelines have been adopted by the Board. The Code of Conduct is intended to govern as a requirement of employment the actions of everyone who works at AES, including employees of AES subsidiaries and affiliates. The Code of Conduct and the Corporate Governance Guidelines are located in their entirety on the Company's web site (www.aes.com). A stockholder also may obtain a copy of the Code of Conduct or the Corporate Governance Guidelines by making a written request to: Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, VA 22203.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on the Company's review of reports filed under Section 16(a) of the Exchange Act and certain written representations (as allowed by Item 405(b)(2)(i) of Regulation S-K), the Company believes that no person subject to Section 16(a) of the Exchange Act with respect to the registrant failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

Charitable Contributions

Under NYSE 303A.02(b)(v), the Company is required to report as to whether or not any charitable contributions were made by the Company to any charitable organization for which an AES Director served as an executive officer of that organization in an amount greater than $1 million or 2% of such charitable organization's consolidated gross revenues for year 2004, 2003, or 2002. The Company did not make any such charitable contributions.

Communications with the Board or Its Committees

The Board offers several e-mail addresses as set forth below for stockholders to send communications through the Secretary of the Company to the non-management Directors and/or the four standing committees of the Board:

AES Board of Directors: AESDirectors@aes.com

Financial Audit Committee:
AuditCommitteeChair@aes.com

Compensation Committee:
CompCommitteeChair@aes.com

Nominating and Corporate Governance Committee:
NomGovCommitteeChair@aes.com

Environment, Safety, Social Responsibility and Technology Committee:
ESSTCommitteeChair@aes.com

The Secretary will forward to the Directors all communications that, in his or her judgment, are appropriate for consideration by the Directors. Examples of communications that would not be considered as appropriate for consideration by the Directors include commercial solicitations, requests for employment and matters not relevant to the stockholders, to the functioning of the Board or to the affairs of the Company.

Form 10-K Annual Report

Any stockholder who desires an additional copy of the Company's 2004 Annual Report on Form 10-K filed on or about March 30, 2005 with the Securities and Exchange Commission may obtain a copy (excluding exhibits) without charge by addressing a request to the Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Stockholders may also obtain a copy by visiting the Company's web site at http://www.aes.com.

By Order of the Board Of Directors,

Brian A. Miller
Vice President, Deputy General Counsel and Secretary

DIRECTIONS TO ANNUAL MEETING (4300 WILSON BOULEVARD, ARLINGTON, VA 22203):

From Points North—I-270 SPUR S toward I-495 S/Northern Virginia; merge onto Capital Beltway/I-495 S; Merge onto VA-267 E via Exit 45B on the LEFT toward I-66 E/Washington; VA-267 E becomes I-66E; take the Fairfax Drive exit (Exit 71). Turn RIGHT onto Glebe Road; turn LEFT onto Wilson Boulevard. The AES offices are located in the building on RIGHT after turning onto Wilson Boulevard.

From Points South—I-95 N to I-395 N toward Washington; Merge onto S Glebe Road/VA-120 N via Exit 7B toward Marymount University; turn RIGHT onto Wilson Boulevard; End at the AES offices located at 4300 Wilson Boulevard.

From Points West—I-66 E toward Washington, DC; take Fairfax Drive exit (Exit 71) toward Glebe Road; turn slight RIGHT onto N Fairfax Drive; turn RIGHT onto Glebe Road; turn LEFT onto Wilson Boulevard; End at the AES offices located at 4300 Wilson Boulevard.

The AES Corporation
C/O EQUISERVE TRUST COMPANY N.A.
P. O. BOX 8509
EDISON, NJ 08818-8509

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet			Vote-by-Telephone
		OR

1.	Log on to the Internet and go to http://www.eproxyvote.com/aes		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
☒	Please mark votes as in this example.
This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

The Board of Directors recommends a vote FOR Company Proposals 1 and 2.

						FOR	AGAINST	ABSTAIN
PROPOSAL 1: Election of Directors. (Please see reverse)					PROPOSAL 2: Ratification of Appointment of Independent Auditors.	☐	☐	☐
		FOR	WITHHELD
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
☐	For all nominees except as written above				Mark box at right if an address change or comment has been noted on the reverse side of this card.			☐

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

TELEPHONE AND INTERNET VOTING INSTRUCTIONS

You may use the telephone or the Internet, 24 hours a day, 7 days a week, to vote. However, to ensure that your vote will be counted, please cast your Internet or telephone vote before midnight on April 27, 2005. To access the telephone or Internet voting instruction system, you must use the control number printed in the shaded box on the reverse side.

1.
To vote over the telephone: Using a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683).

2.
To vote over the Internet: Log on to the Internet and go to the web site http://www.eproxyvote.com/aes

3.
If you would like to receive The AES Corporation annual meeting materials online in the future, please access the Consent Site from the web address above, or go to the Consent Site directly at http://www.econsent.com/aes

Using the telephone or Internet voting instruction system has the same effect as giving voting instructions by marking, signing, dating and returning your paper Proxy Card. If you use the telephone or Internet voting instruction system, there is no need for you to mail back your Proxy.

DETACH HERE

PROXY

THE AES CORPORATION

Proxy Solicited on Behalf of the Board of Directors of
The AES Corporation for Annual Meeting April 28, 2005.

The Undersigned hereby appoints Richard Darman or Paul T. Hanrahan, or either of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of The AES Corporation ("AES") to be held at 9:30 a.m. EDT on Thursday, April 28, 2005 at 4300 Wilson Boulevard, Arlington, VA 22203, or at any adjournment thereof, and to vote at such meeting the shares of Common Stock of AES the undersigned held of record on the books of AES on the record date for the meeting for the election for the Nominees listed below (Proposal 1) and the ratification of the appointment of Independent Auditor (Proposal 2) referred to on the reverse side of this card and described in the Proxy Statement.

Election of Directors, Nominees:

(01) Richard Darman, (02) Paul T. Hanrahan, (03) Kristina M. Johnson,
(04) John A. Koskinen, (05) Philip Lader, (06) John H. McArthur,
(07) Sandra O. Moose, (08) Philip A. Odeen, (9) Charles O. Rossotti,
(10) Sven Sandstrom and (11) Roger W. Sant

You are encouraged to specify your choices by marking the appropriate boxes on the REVERSE SIDE of this Proxy Card but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your share unless you sign and return this card, or vote by telephone or the Internet.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE OF THIS PROXY CARD AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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